ADDENDUM AND MODIFICATION TO EMPLOYMENT AGREEMENT

         This ADDENDUM AND MODIFICATION TO EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this ____ day of May, 1999, by and between The Network Connection, Inc. ("TNCI") and James E. Riner ("Employee").

         WHEREAS, the parties entered into an Employment Agreement on or about October 31, 1998 (the "Employment Agreement"); and

         WHEREAS, TNCI and Interactive Flight Technologies, Inc. ("IFT") entered into an Asset Purchase and Sale Agreement, dated April 29, 1999 (the "Asset Purchase Agreement"), and contemplate that IFT shall sell certain assets and business interests to TNCI in exchange for shares of TNCI's common stock (the "Transaction"); and

         WHEREAS, the Transaction is anticipated to benefit TNCI and its employees, including Employee; and

         WHEREAS, TNCI and Employee desire to modify their respective rights and obligations under the Employment Contract to allow the Transaction to occur for their mutual benefit;

         NOW THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

         1. Provided that the Transaction closes on or before May 28, 1999, this Agreement supersedes any inconsistent terms of the Employment Agreement, but all other terms of the Employment Agreement shall remain in full force and effect. In the event the Transaction fails to close on or before May 28, 1999, this Agreement shall be without effect.

         2.  Employee  waives and  relinquishes  any and all rights  pursuant to
Section 7 of the Employment Agreement ("Severance").

         3. TNCI shall employ Employee, and Employee agrees to remain employed with TNCI, according to the terms set forth herein. Employee shall be employed as Vice President of Engineering and Programs, with assignments to be determined from time to time by the TNCI board of directors and officers. The terms of such employment shall be from the date the Transaction actually closes until October 31, 2001. During this term, Employee may be terminated for "cause" or for no "cause." For purposes of this Agreement, "cause" shall be deemed to mean TNCI's reasonable belief that any of the following has occurred:

          i. the recurring or continued failure of Employee to perform material duties assigned to Employee after a written demand by TNCI identifying the manner in which it believes Employee has not performed his duties and Employee's subsequent failure to cure the identified problem within a reasonable time; or

          ii. the Employee's commission of fraud or dishonesty, or willful conduct that (actually or potentially) significantly impairs the reputation of, or harms, TNCI, its subsidiaries or affiliates; or

          iii. Willful or reckless violation of TNCI's work rules, policies or regulations.

     4. After the initial two (2) year term of this Agreement, Employee's employment shall terminate unless the parties otherwise agree in writing.

     5. In the event Employee is terminated during the term of this Agreement by TNCI for "no cause," Employee shall be entitled to receive a gross severance benefit equal to the lesser of (a) one (1) year's base salary, or (b) Employee's base salary for the remaining term of this Agreement. Any severance benefit paid pursuant to this paragraph shall be payable (subject to payroll deductions) 50% at the time of termination and the remaining 50% in six monthly installments. In addition, as part of the severance, in the event Employee elects health care benefits continuation under COBRA, TNCI shall pay or reimburse the cost of Employee's premiums until Employee obtains alternative health care coverage, up to a maximum of twelve (12) months. No severance pay shall be due in the event Employee is terminated "for cause" at any time, or resigns or otherwise initiates termination for any reason.

     6. In view of the move of corporate headquarters to Arizona and the parties interests in uniform interpretation of its rights and obligations, this Agreement and the Employment Agreement shall be interpreted according to the laws of the State of Arizona as governs transactions occurring wholly within the State of Arizona between Arizona residents. Any dispute related to this Agreement or the Employment Agreement, including any arbitration initiated pursuant to paragraph 12 of the Employment Agreement shall be venued in Maricopa County, Arizona.

     7. This writing constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and shall not be altered or amended except in a writing signed by the parties whose rights or obligations are affected by such amendment or alteration.

     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first written above.

                                        THE NETWORK CONNECTION, INC.


May 14, 1999                            By: /s/ James E. Riner
-------------------------------            -------------------------------------
Dated                                      James E. Riner


-------------------------------         By: /s/ Wilbur S. Riner
Dated                                      -------------------------------------
                                            The Network Connection, Inc.